EXHIBIT 10.8

FIRST NATIONAL COMMUNITY BANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

October 1, 2015

ARTICLE I
    Establishment and Purpose

First National Community Bank (the “Bank”) hereby establishes the First National Community Bank Supplemental Executive Retirement Plan (“Plan”), effective October 1, 2015.

The purpose of this Plan is to attract and retain key employees by providing each Participant with supplemental retirement benefits and rewarding them for their leadership. The Plan is not intended to meet the qualification requirements of Code Section 401(a), but is intended to meet the requirements of Code Section 409A, and shall be operated and interpreted consistent with that intent.

The Plan constitutes an unsecured promise by the Bank to pay benefits in the future. Participants in the Plan shall have the status of general unsecured creditors of the Bank. The Bank shall be solely responsible for payment of the benefits of its employees and their beneficiaries. The Plan is unfunded for Federal tax purposes and is intended to be an unfunded arrangement for eligible employees who are part of a select group of management or highly compensated employees of the Bank within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. Any amounts set aside to defray the liabilities assumed by the Bank will remain the general assets of the Bank and shall remain subject to the claims of the Bank’s creditors until such amounts are distributed to the Participants.

ARTICLE II
    Definitions

2.1    Account. Account means a bookkeeping account maintained by the Committee to record the payment obligation of the Bank to a Participant as determined under the terms of the Plan. The Committee may maintain an Account to record the total obligation to a Participant and component Accounts to reflect amounts payable at different times and in different forms. Reference to an Account means any such Account established by the Committee, as the context requires. Accounts are intended to constitute unfunded obligations within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

2.2    Account Balance. Account Balance means, with respect to any Account, the total payment obligation owed to a Participant from such Account as of the most recent Valuation Date.

2.3    Bank. Bank shall mean First National Community Bank.

2.4    Bank Contribution. Bank Contribution means a credit by the Bank to a Participant’s Account in accordance with the provisions of Article V of the Plan, including a Performance-Based Contribution. Except for the Required Bank Contribution as defined in Section 5.1 of the Plan and as otherwise specifically provided for herein, Bank Contributions are credited at the sole discretion of the Bank and the fact that a Bank Contribution is credited in one year shall not obligate the Bank to continue to make such Bank Contribution in subsequent years. Unless the context clearly indicates otherwise, a reference to Bank Contribution shall include income attributable to such contribution.

2.5“    Bank Regulatory Agency” means any governmental authority, regulatory agency, ministry, department, statutory corporation, central bank or other body of the United States or of any other country or of any state or other political subdivision of any of them having jurisdiction over the Company or the Bank or any transaction contemplated, undertaken or proposed to be undertaken by the Company or the Bank, including, but not limited to:

(a)    The Federal Deposit Insurance Corporation;

(b)    The Board of Governors of the Federal Reserve System, the Federal Reserve Bank of Philadelphia;

(c)    The Comptroller of the Currency; or

(d)    Any predecessor or successor of any of the foregoing, or any Bank Regulatory Agency which the Company or Bank may become subject to supervision by as a result of a change in chartering agency or membership status in the Federal Reserve System, or change in applicable law.

2.6    Beneficiary. Beneficiary means a natural person, estate, or trust designated by a Participant to receive payments to which a Beneficiary is entitled in accordance with provisions of the Plan. The Participant’s spouse, if living, otherwise the Participant’s estate, shall be the Beneficiary if the Committee determines: (i) the Participant has failed to properly designate a Beneficiary, or (ii) all designated Beneficiaries have predeceased the Participant.

A former spouse shall have no interest under the Plan, as Beneficiary or otherwise, unless the Participant designates such person as a Beneficiary after dissolution of the marriage.

2.7    Board. Board means a Board of Directors.

2.8    Business Day. A Business Day is each day on which the New York Stock Exchange is open for business.

2.9    Cause. Cause means:

(a)    any act of theft, fraud, intentional misrepresentation or similar conduct by Employee in connection with or associated with the services rendered by an Employee to the Bank;

(b)    any Bank Regulatory Agency formal action or proceeding against an Employee as a result of his or her negligence, fraud, malfeasance or misconduct;

(c)    any of the following conduct on the part an Employee that has not been corrected or cured within thirty (30) days after having received written notice from the Bank Board detailing and describing such conduct:

(i)    the use of drugs, alcohol or other substances by an Employee to an extent which materially interferes with or prevents an Employee from performing his or her duties under this Agreement;

(ii)    failure by or the inability of an Employee to devote full time, attention and energy to the performance of his or her duties (other than by reason of his or her death or disability);

(iii)    intentional material failure by an Employee to carry out the explicit lawful and reasonable directions, instructions, policies, rules, regulations or decisions of the Company Board or Bank Board, which are consistent with an Employee’s position with the Bank;

(iv)    any action (including any failure to act) or conduct by an Employee in violation of a material provision of this Plan or his or her employment agreement;

(v)    willful or intentional misconduct on the part of an Employee that results in substantial injury to the Company or Bank or any of its subsidiaries or affiliates;

(vi)    any willful or intentional violation of the Bank’s Code of Business Conduct and Ethics Policy or Conflict of Interest Policy (or their successor policies addressing the same subject matter); or

(vii)    any willful or intentional violation of the Bank’s Employee Conduct Policy as defined in the Bank’s Employee Handbook.

2.10    Change in Control. Change in Control means and shall be deemed to have occurred if:

There shall be consummated (1) any consolidation, merger, share exchange, or similar transaction relating to the Company, in which the Company is not the continuing or surviving entity or pursuant to which shares of the Company’s capital stock are converted into cash, securities of another entity and/or other property, other than a transaction in which the holders of the Company’s voting stock immediately before such transaction shall, upon consummation of such transaction, own at least fifty percent (50%) of the voting power of the surviving entity, or (2) any sale of all or substantially all of the assets of the Company or Bank, other than a transfer of assets to a related person which is not treated as a change in control event under §1.409A-3(i)(5)(vii)(B) of U.S. Treasury Regulations;

Any person (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall after the Commencement Date become the beneficial owner (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty-one percent (51%) or more of the voting power of then all outstanding securities of the Company entitled to vote generally in the election of directors of the Company (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, which shall be deemed beneficially owned by such person), provided, however that the acquisition by any person or group of persons acquiring beneficial ownership of such level of voting power in connection with a recapitalization transaction or the purchase of newly issued securities directly from the Company, approved by the Company Board in office as of the date of this Agreement (the “Incumbent Board”), shall not be considered a Change in Control for purposes of this Plan, and provided further that any person who becomes a member of the Company Board and whose nomination, election or appointment as a director was approved by at least a majority of the directors comprising the Incumbent Board, or by a nominating committee of the Company Board, the membership of which was approved by at least a majority of the directors comprising the Incumbent Board, shall, for purposes of this Plan be considered as a member of the Incumbent Board;

Where over a twelve month period, a majority of the members of the Company Board are replaced by directors whose appointment or election was not endorsed by a majority of the members of the Company Board in office prior to such appointment or election; or

Notwithstanding the foregoing, if the event purportedly constituting a Change in Control under this section does not also constitute a “change in ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A (“Code”) and the regulations and administrative guidance promulgated thereunder (“Section 409A”), then such event shall not constitute a “Change in Control” hereunder. Additionally, no event shall constitute a “Change in Control” under this Plan to the extent that the acquisition of beneficial ownership of voting securities of the Company by the person or group results from an acquisition directly from the Company (or from an underwriter with which the Company has entered into an agreement for a firm commitment underwriting of the Company’s securities) in a capital raising transaction, or pursuant to an agreement with the Company to voluntarily convert the Company’s Subordinated Notes due 2019 for voting securities of the Company.

2.11    Change in Control Termination. For purposes of this Agreement, a “Change in Control Termination” means that while this Agreement is in effect:

(a)    Employee’s employment with the Bank is terminated without Cause within one hundred twenty (120) days immediately prior to and in conjunction with a Change in Control or within one (1) year following consummation of a Change in Control; or

(b)    Within one year following consummation of a Change in Control, 1) the Employee’s duties or position have been materially reduced such that Employee is not in a comparable position (with the same salary and at least the same level of other compensation and benefits in effect immediately prior to the Change in Control) with the surviving corporation to the position he held immediately prior to the Change in Control, or, 2) Employee’s position is based entirely or in part in a location outside Lackawanna, Luzerne or Wayne County, Pennsylvania, and within fifteen (15) days after notification of such position reduction, relocation or change of business travel requirements, Employee notifies the Bank Board or its successors that he or she is terminating his or her employment due to such change in his or her employment unless such change is cured within thirty (30) days of such notice by providing he or she with a comparable position (including the same salary, and at least the same level of other comparable compensation and benefits in effect immediately prior to the Change in Control), and/or an office location based solely within Lackawanna, Luzerne or Wayne County, Pennsylvania. If Employee’s employment is terminated under this Section, his or her last day of employment shall be mutually agreed to by Employee and the Bank Board or its successors, but shall be not more than sixty (60) days after such notice is given by Employee.

2.12    Claimant. Claimant means a Participant or Beneficiary filing a claim under Article XII of this Plan.

2.13    Code. Code means the Internal Revenue Code of 1986, as amended from time to time.

2.14    Code Section 409A. Code Section 409A means section 409A of the Code, and regulations and other guidance issued by the Treasury Department and Internal Revenue Service thereunder.

2.15    Committee. Committee means the committee appointed by the Board of Directors of the Company (or the appropriate committee of such board) to administer the Plan. If no designation is made, the Compensation Committee of the Company shall have and exercise the powers of the Committee.

2.16    Company. Company means First National Community Bancorp, Inc.

2.17    Compensation Agreement. Compensation Agreement means the election forms completed by a Participant pursuant to Article IV in which the Participate elects (i) the form of distribution and (ii) when the benefit will commence to be paid.

2.18    Director. Director means a member of the Board of Directors of the Bank unless otherwise specified.

2.19    Disability Benefit. Disability Benefit means the benefit payable under the Plan to a Participant in the event such Participant is determined to be Disabled as Provided in Section 6.1 of the Plan.

2.20    Disabled. Disabled means that a Participant is, by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, (i) unable to engage in any substantial gainful activity, or (ii) receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank. The Committee shall determine whether a Participant is Disabled in accordance with Treasury Regulation Section 1.409A-3(i)(4).

2.21    Effective Date. Effective Date means October 1, 2015.

2.22    Eligible Employee. Eligible Employee (“Employee”) means, for a Plan Year, a member of a “select group of management or highly compensated employees” of the Bank within the meaning of Sections 201(2), 30l(a)(3) and 401(a)(l) of ERISA, as determined by the Committee from time to time in its sole discretion and who has been designated in writing by the Committee as eligible to participate in the Plan. The Committee may in its discretion establish criteria to use in determining which Employees are Eligible Employees, which criteria may include income level, period of employment, participation in other plans, or such other criteria as it may deem appropriate. Any criteria established may be described in Exhibit A to the Plan, and such criteria can be amended from time to time without formal amendment of the Plan.

2.23    Employee. Employee means a common-law employee of an Employer.

2.24    Employer. Employer means the Bank.

2.25    ERISA. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.26    Normal Retirement Age. Normal Retirement Age means having attained at least age 62.

2.27    Participant. Participant means an Eligible Employee who has received notification of his or her eligibility to participate in the Plan under Section 3.1 and any other person with an Account Balance greater than zero, regardless of whether such individual continues to be an Eligible Employee. A Participant’s continued participation in the Plan shall be governed by Section 3.2 of the Plan.

2.28    Payment Schedule. Payment Schedule means the date as of which payment of an Account under the Plan will commence and the form in which payment of such Account will be made as specified in the Compensation Agreement.

2.29    Performance-Based Contribution. Performance-Based Contribution means a contribution credited to a Participant’s Account as defined in Section 5.3.

2.30    Plan. Generally, the term Plan means the “First National Community Bank Supplemental Executive Retirement Plan” as documented herein and as may be amended from time to time hereafter. However, to the extent permitted or required under Code Section 409A, the term Plan may in the appropriate context also mean a portion of the Plan that is treated as a single plan under Treas. Reg. Section 1.409A-l(c), or the Plan or portion of the Plan and any other nonqualified deferred compensation plan or portion thereof that is treated as a single plan under such section.

2.31    Plan Year. Plan Year means January 1 through December 31.

2.32    Retirement. Retirement means a Participant’s Separation from Service after attainment of his or her Normal Retirement Age.

2.33    Retirement Benefit. Retirement Benefit means the benefit payable to a Participant under the Plan following the Retirement of the Participant.

2.34    Separation from Service. An Employee incurs a Separation from Service upon termination of employment with the Employer. Whether a Separation from Service has occurred shall be determined by the Committee in accordance with Code Section 409A. For purposes of this Plan, “Separation from Service” means a “Separation from Service” as defined under Code Section 409A and the regulations promulgated thereunder.

The Committee specifically reserves the right to determine whether a sale or other disposition of substantial assets to an unrelated party constitutes a Separation from Service with respect to a Participant providing services to the seller immediately prior to the transaction and providing services to the buyer after the transaction. Such determination shall be made in accordance with the requirements of Code Section 409A.

2.35    Specified Employee. Specified Employee means an Employee who, as of the date of his or her Separation from Service, is a “key employee” of the Company or any Affiliate, any stock of which is actively traded on an established securities market or otherwise. An Employee is a key employee if he or she meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with applicable regulations thereunder and without regard to Code Section 416(i)(5)) at any time during the 12-month period ending on the Specified Employee Identification Date. Such Employee shall be treated as a key employee for the entire 12-month period beginning on the Specified Employee Effective Date.

For purposes of determining whether an Employee is a Specified Employee, the compensation of the Employee shall be determined in accordance with the definition of compensation provided under Treas. Reg. Section 1.415(c)-2(d)(3) (wages within the meaning of Code section 3401(a) for purposes of income tax withholding at the source, plus amounts excludible from gross income under section 125(a), 132(t)(4), 402(e)(3), 402(h)(l)(B), 402(k) or 457(b), without regard to rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed); provided, however, that, with respect to a nonresident alien who is not a Participant in the Plan, compensation shall not include compensation that is not includible in the gross income of the Employee under Code Sections 872, 893, 894, 911, 931 and 933, provided such compensation is not effectively connected with the conduct of a trade or business within the United States.

Notwithstanding anything in this paragraph to the contrary, (i) if a different definition of compensation has been designated by the Bank with respect to another nonqualified deferred compensation plan in which a key employee participates, the definition of compensation shall be the definition provided in Treas. Reg. Section 1.409A-l(i)(2), and (ii) the Bank may through action that is legally binding with respect to all nonqualified deferred compensation plans maintained by the Bank, elect to use a different definition of compensation.

In the event of corporate transactions described in Treas. Reg. Section 1.409A-1(i)6), the identification of Specified Employees shall be determined in accordance with the default rules described therein, unless the Employer elects to utilize the available alternative methodology through designations made within the timeframes specified therein.

2.36    Specified Employee Identification Date. Specified Employee Identification Date means December 31, unless the Employer has elected a different date through action that is legally binding with respect to all nonqualified deferred compensation plans maintained by the Employer.

2.37    Specified Employee Effective Date. Specified Employee Effective Date means the first day of the fourth month following the Specified Employee Identification Date, or such earlier date as is selected by the Committee.

2.38    Substantial Risk of Forfeiture. Substantial Risk of Forfeiture shall have the meaning specified in Treas. Reg. Section 1.409A-1(d).

2.39    Termination Benefit. Termination Benefit shall mean the benefits described in Section 6.1 (a).

2.40    Valuation Date. Valuation Date shall mean each Business Day.

2.41    Year of Service. A Year of Service shall mean each 12-month period of continuous service with the Employer.

ARTICLE III
    Eligibility and Participation

3.1    Eligibility and Participation. An Eligible Employee becomes a Participant upon receipt of notification of eligibility to participate.

3.2    Duration. A Participant shall be eligible to receive allocations of Bank Contributions, subject to the terms of the Plan, for as long as such Participant remains an Eligible Employee. A Participant who is no longer an Eligible Employee but has not Separated from Service may otherwise exercise all of the rights of a Participant under the Plan with respect to his or her Account(s). On and after a Separation from Service, a Participant shall remain a Participant as long as his or her Account Balance is greater than zero. An individual shall cease being a Participant in the Plan when all benefits under the Plan to which he or she is entitled have been paid.

ARTICLE IV
    Participant Election

4.1    Elections, Generally.

(a)    A Participant shall submit a Compensation Agreement during the enrollment periods established by the Committee and in the manner specified by the Committee, but in any event, in accordance with Section 4.2. A Compensation Agreement that is not timely filed with respect to a service period or component of Compensation shall be considered void and shall have no effect with respect to such service period or Compensation. The Committee may modify any Compensation Agreement prior to the date the election becomes irrevocable under the rules of Section 4.2.

4.2    Timing Requirements for Compensation Agreements.

(a)    First Year of Eligibility. In the case of the first year in which an Eligible Employee becomes eligible to participate in the Plan, he or she has up to 30 days following his or her initial eligibility to submit a Compensation Agreement. The Compensation Agreement described in this paragraph becomes irrevocable upon the end of such 30-day period. Except as otherwise provided below in all other cases, the Compensation Agreement shall be completed prior to January 1 of the applicable calendar year. The determination of whether an Eligible Employee may file a Compensation Agreement under this paragraph shall be determined in accordance with the rules of Code Section 409A, including the provisions of Treas. Reg. Section 1.409A-2(a)(7).

Subject to the provisions of Article VI, Participants may elect on their Compensation Agreement to have their account balance paid in one or more of the following forms of distribution:

(i)    lump sum

(ii)    annual installment payment (maximum of 10 years of payments)

(b)    Prior Year Election. The Compensation Agreement described in this paragraph shall become irrevocable with respect to any calendar year as of January 1 of the applicable year.

(c)“    Evergreen” Elections. The Committee, in its discretion, may provide in the Compensation Agreement that such Compensation Agreement will continue in effect for each subsequent year or performance period. Such “evergreen” Compensation Agreements will become effective with respect to an item of Compensation on the date such election becomes irrevocable under this Section 4.2. An evergreen Compensation Agreement may be terminated or modified prospectively with respect to Compensation for which such election remains revocable under this Section 4.2.

(d)    Default Election: Subject to any other provision of this Plan to the contrary, if no election is in effect with respect to the Account, any amounts payable from the amount shall be paid in a lump sum.

ARTICLE V
    Bank Contributions

5.1    Required Bank Contribution. The Bank will credit to the Account of each eligible Participant the Required Bank Contribution as hereinafter defined.

The Required Bank Contributions for each Participant shall be equal to the Required Contribution specified on Exhibit A, (the Required Bank Contribution Schedule), which can be amended from time to time by the Committee without formal amendment of the Plan. The Required Bank Contribution will be credited on December 31 of each Plan Year to each Participant who is an Employee of the Bank on such date.

5.2    Discretionary Bank Contributions. The Bank may, from time to time in its sole and absolute discretion, credit Bank Contributions to any Participant in any amount determined by the Bank (“Discretionary Bank Contributions”). Such contributions will be credited to a Participant’s Account.

All Required and Discretionary Bank Contributions and the earnings thereon, shall vest upon the Participants attainment of his or her Normal Retirement Age.

5.3    Performance-Based Contribution. The Bank will credit the Account of each Participant with the Performance-Based Contribution. The amount of the Performance-Based Contribution shall be equal to the difference, if any, for the applicable Plan Year, of the bonus payable to the Participant under the Bank’s Executive Incentive Plan and the Required Bank Contribution for the Participant. The Performance-Based Contribution shall be credited to the Participants Account on the date the Committee certifies the amount of the Participants’ Executive Incentive Plan bonus with respect to a Plan Year provided the Participant is an Employee of the Bank on such date.

5.4    Forfeiture Events. If a Participant’s employment with the Bank or any affiliate of the Bank is (i) voluntarily terminated prior to the Participant’s attaining his or her Normal Retirement Age or (ii) terminated for Cause, the Participant will forfeit his or her entire Account and will not be entitled to any benefits under this Plan. The Participant shall pay back all amounts he or she received pursuant to this Plan prior to his or her termination of employment for Cause.

Notwithstanding anything herein to the contrary, a Bank can suspend, cause to be forfeited, prevent, or claw back any and all benefits and payments made or that are to be made in the event that any Bank Regulatory Agency, or other state or federal regulatory or law enforcement authority determines that an Employee:

(a)    Committed any fraudulent act or omission, breach of trust or fiduciary duty, or insider abuse with regard to the Bank or Company that has had or is likely to have a material adverse effect on the Bank or Company;

(b)    Was substantially responsible for the insolvency of, the appointment of a conservator or receiver for, or the troubled condition, as defined by applicable regulations of the appropriate federal banking agency, of the Company or Bank;

(c)    Materially violated any applicable federal or state banking law or regulation that has had or is likely to have a material effect on the Company or Bank; or

(d)    Violated or conspired to violate one or all of Sections 215, 656, 657, 1005, 1006, 1007, 1014, 1032, or 1344 of Title 18 of the United States Code, or Sections 1341 or 1343 of such Title affecting a federally insured financial institution as defined in title 18 of the United States Code.

In the event the benefits owed under the Plan are suspended, prevented, clawed back or forfeited as described in this Section 5.4 the Bank and the Company shall have no obligation to provide benefits under the Plan.

5.5    Vesting Events. The Participant shall become fully vested in the fair market value of his or her Account upon (i) becoming Disabled, (ii) involuntary termination of employment from the Bank without Cause, (iii) his or her death, (iv) Change in Control or (v) upon attaining his or her Normal Retirement Age prior to a Separation from Service or other termination of employment. The portion of a Participant’s Account that remains unvested upon his or her Separation from Service after the application of the terms of this Section 5.5 shall be forfeited.

ARTICLE VI
    Benefits

6.1    Benefits, Generally. A Participant shall be entitled to the following benefits, payable as provided for hereon subject to the provisions of Section 6.3, under the Plan:

(a)    Termination Benefit. Upon the Participant’s Separation from Service (i) after attaining his or her Normal Retirement Age, or (ii) an involuntary Separation from Service without cause prior to his or her Normal Retirement Age, for reasons other than death, Disability, or for Cause or a Change in Control, he or she shall be entitled to a Termination Benefit. The Termination Benefit shall be equal to the value of his or her Account as of the date on which the Separation from Service occurs. Payment of the Termination Benefit will be made and begin in accordance with the provisions of the Participant’s Compensation Agreement.

(b)    Disability Benefit. Upon a determination by the Committee that a Participant is Disabled, he or she shall be entitled to a Disability Benefit. The Disability Benefit shall be equal to the value of the Account as of the date on which the Disability occurs and will be paid in the following month in a lump sum.

(c)    Death Benefit. In the event of the Participant’s death, his or her designated Beneficiary(ies) shall be entitled to a Death Benefit. The Death Benefit shall be equal to the Account balance and will be paid in a lump sum. The Death Benefit shall be based on the value of the Account as of the end of the month in which death occurred, with payment made in the following month.

(d)    Change in Control. A Participant will receive a single lump sum payment equal to the unpaid balance of all of his or her Accounts if a Separation from Service occurs within 24 months following a Change in Control. In addition to the foregoing, upon a Change in Control, a Participant who has incurred a Separation from Service prior to the Change in Control, and any Beneficiary of such Participant who is receiving or is scheduled to receive payments, will receive the balance of all unpaid Accounts in a single lump sum. Accounts will be valued as of the last day of the month following the Change in Control and will be paid within 90 days of said Separation from Service.

(e)    Small Account Balances. The Committee shall pay the value of the Participant’s Accounts upon a Separation from Service in a single lump sum if the balance of such Accounts is not greater than the applicable dollar amount under Code Section 402(g)(1)(B), provided the payment represents the complete liquidation of the Participant’s interest in the Plan.

(f)    Rules Applicable to Installment Payments. If a Payment Schedule specifies installment payments, annual payments will be made beginning as of the payment commencement date for such installments; the next installment payment will be made in December of the year which immediately follows the year in which the first installment is paid and on each subsequent one year anniversary thereafter until all installments have been paid. The amount of each installment payment shall be determined by dividing (a) by (b), where (a) equals the Account balance as of the payment date and (b) equals the remaining number of installment payments.

For purposes of Article VII, installment payments will be treated as a single form of payment. If a lump sum equal to less than 100% of the Account is paid, the payment commencement date for the installment form of payment will be the first anniversary of the payment of the lump sum.

6.2    Acceleration of or Delay in Payments. The Committee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of a benefit owed to the Participant hereunder, provided such acceleration is permitted under Treas. Reg. Section 1.409A-3G)(4). The Committee may also, in its sole and absolute discretion, delay the time for payment of a benefit owed to the Participant hereunder, to the extent permitted under Treas. Reg. Section 1.409A-2(b)(7). Notwithstanding anything to the contrary herein, no payments shall be made from the Plan pursuant to a domestic relations order.

6.3    Compliance With Code Section 409A.

(a)    It is the intention of the parties hereto that this Agreement and the payments provided for hereunder shall be in accordance with Section 409A, and thus avoid the imposition of any excise tax and interest on a Participant pursuant to Code Section 409A(a)(1)(B), and this Plan shall be interpreted and construed consistent with this intent. Participant shall be solely responsible for the payment of any excise tax or penalty which may be imposed or to which he or she may become subject as a result of the payment of any amounts under this Plan.

(b)    Notwithstanding anything to the contrary contained herein, any payment hereunder that is considered “nonqualified deferred compensation” that is to be made to a Participant while he or she is a “specified employee”, in each case as defined and determined for purposes of Section 409A, within six months following a Participant’s “separation from service” (as determined in accordance with Section 409A), then to the extent that such payment is not otherwise permitted under Section 409A such that it would be exempt from the excise tax thereunder, such payment shall be delayed and shall be paid on the first business day of the seventh calendar month following Participant’s separation from service, or, if earlier upon the Participant’s death. To the extent that any payment to a Participant which is payable in installments is required to be deferred pursuant to this Section 6.3(b), such deferred installments shall be paid on the first business day of the seventh month following Participant’s separation from service, or, if earlier upon the Participant’s death, and any remaining installments shall be paid as scheduled. For purposes of this Agreement, any payment to a Participant which is payable in installments represents the right to a series of separate payments.

(c)    The parties hereto agree that they shall take such actions as may be necessary and permissible under applicable law, regulation and guidance to amend or revise this Plan in order to fully comply with Section 409A.

ARTICLE VII
    Modifications to Payment Schedules

7.1    Participant’s Right to Modify. A Participant may modify any or all of the alternative Payment Schedules with respect to an Account, consistent with the permissible Payment Schedules available under the Plan, provided such modification complies with the requirements of this Article VII and Section 409A.

7.2    Time of Election. The date on which a modification election is submitted to the Committee must be at least twelve months prior to the date on which payment is scheduled to commence under the Payment Schedule in effect prior to the modification.

7.3    Date of Payment under Modified Payment Schedule. Except with respect to modifications that relate to the payment of a Death Benefit or a Disability Benefit, the date that payments are to commence under the modified Payment Schedule must be no earlier than five years after the date payment would have commenced under the original Payment Schedule. Under no circumstances may a modification election result in an acceleration of payments in violation of Code Section 409A.

7.4    Effective Date. A modification election submitted in accordance with this Article VII is irrevocable upon receipt by the Committee and becomes effective 12 months after such date.

7.5    Effect on Accounts. An election to modify a Payment Schedule is specific to the Account or payment event to which it applies, and shall not be construed to affect the Payment Schedules of any other Accounts.

ARTICLE VIII
    Valuation of Account Balances; Crediting Interest

8.1    Valuation. Bank Contributions shall be credited to the Account in accordance with the provisions of Article V. Valuation of Accounts shall be performed under procedures approved by the Committee.

8.2    Adjustment for Earnings. Each Account will be adjusted to reflect Interest Credits.

8.3    Interest Credits. The Account balance shall be credited with interest on December 31 of each calendar year. For purposes of the Interest Credit, the Account balance shall include all Bank Contributions credited to the Participant’s Account on the applicable December 31. The annual amount of interest credited on the Account balance shall be computed using an annual interest rate equal to the sum of (1) 1% and (2) the average of the one year Treasury Bill rates in effect on and between December 1 and December 15 of the Plan year to which the rate of interest applies.

ARTICLE IX
    Administration

9.1    Plan Administration. This Plan shall be administered by the Committee which shall have discretionary authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and to utilize its discretion to decide or resolve any and all questions, including but not limited to eligibility for benefits and interpretations of this Plan and its terms, as may arise in connection with the Plan. Claims for benefits shall be filed with the Committee and resolved in accordance with the claims procedures in Article XII.

9.2    Administration Upon Change in Control. Upon a Change in Control, the Committee, as constituted immediately prior to such Change in Control, shall continue to act as the Committee. The individual who was the Chief Executive Officer of the Bank (or if such person is unable or unwilling to act, the next highest ranking officer) prior to the Change in Control shall have the authority (but shall not be obligated) to appoint an independent third party to act as the Committee.

The Employer shall, with respect to the Committee identified under this Section, (i) pay all reasonable expenses and fees of the Committee, (ii) indemnify the Committee (including individuals serving as Committee members) against any costs, expenses and liabilities including, without limitation, attorneys’ fees and expenses arising in connection with the performance of the Committee hereunder, except with respect to matters resulting from the Committee’s gross negligence or willful misconduct and (iii) supply full and timely information to the Committee on all matters related to the Plan, any rabbi trust, Participants, Beneficiaries and Accounts as the Committee may reasonably require.

9.3    Withholding. The Employer shall have the right to withhold from any payment due under the Plan (or with respect to any amounts credited to the Plan) any taxes required by law to be withheld in respect of such payment (or credit). Withholdings required under applicable law with respect to amounts credited to the Plan shall be deducted from Compensation that has not been deferred to the Plan.

9.4    Indemnification. The Bank shall indemnify and hold harmless each employee, officer, director, agent or organization, to whom or to which are delegated duties, responsibilities, and authority under the Plan or otherwise with respect to administration of the Plan, including, without limitation, the Committee and its agents, against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon him or her or it (including but not limited to reasonable attorney fees) which arise as a result of his or her or its actions or failure to act in connection with the operation and administration of the Plan to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by the Bank. Notwithstanding the foregoing, the Bank shall not indemnify any person or organization if his or her or its actions or failure to act are due to gross negligence or willful misconduct or for any such amount incurred through any settlement or compromise of any action unless the Bank consents in writing to such settlement or compromise.

9.5    Delegation of Authority. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who shall be legal counsel to the Bank.

9.6    Binding Decisions or Actions. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

ARTICLE X
    Amendment and Termination

10.1    Amendment and Termination. The Bank may at any time and from time to time amend the Plan or may terminate the Plan as provided in this Article X. The Bank may also terminate its participation in the Plan.

10.2    Amendments. The Bank, by action taken by its Board of Directors, may amend the Plan at any time and for any reason, provided that any such amendment shall not reduce the vested Account balances of any Participant accrued as of the date of any such amendment or restatement (as if the Participant had incurred a voluntary Separation from Service on such date) or reduce any rights of a Participant under the Plan or other Plan features with respect to amounts credited to the Participant’s Account prior to the date of any such amendment or restatement without the consent of the Participant. The Board of Directors of the Company may delegate to the Committee the authority to amend the Plan without the consent of the Board of Directors for the purpose of (i) conforming the Plan to the requirements of law, (ii) facilitating the administration of the Plan, (iii) clarifying provisions based on the Committee’s interpretation of the document and (iv) making such other amendments as the Board of Directors may authorize. The Board of Directors of the Company may delegate some or all its authority to amend the Plan to the Committee.

10.3    Termination. The Bank, by action taken by its Board of Directors, may terminate the Plan and pay Participants and Beneficiaries their Account balances in a single lump sum at any time, to the extent and in accordance with Treas. Reg. Section 1.409A-3G)(4)(ix). If the Bank terminates its participation in the Plan, the benefits of affected Employees shall be paid at the time provided in Article VI.

10.4    Accounts Taxable Under Code Section 409A. The Plan is intended to constitute a plan of deferred compensation that meets the requirements for deferral of income taxation under Code Section 409A. The Committee, pursuant to its authority to interpret the Plan, may sever from the Plan or any Compensation Agreement any provision or exercise of a right that otherwise would result in a violation of Code Section 409A.

ARTICLE XI
    Informal Funding

11.1    General Assets. Obligations established under the terms of the Plan may be satisfied from the general funds of the Bank, or a trust described in this Article XI. No Participant, spouse or Beneficiary shall have any right, title or interest whatever in assets of the Bank. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Bank and any Employee, spouse, or Beneficiary. To the extent that any person acquires a right to receive payments hereunder, such rights are no greater than the right of an unsecured general creditor of the Bank.

11.2    Rabbi Trust. The Bank may, in its sole discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to pay benefits under the Plan. Payments under the Plan may be paid from the general assets of the Bank or from the assets of any such rabbi trust. Payment from any such source shall reduce the obligation owed to the Participant or Beneficiary under the Plan.

ARTICLE XII
    Claims

12.1    Filing a Claim. Any controversy or claim arising out of or relating to the Plan shall be filed in writing with the Committee which shall make all determinations concerning such claim. Any claim filed with the Committee and any decision by the Committee denying such claim shall be in writing and shall be delivered to the Participant or Beneficiary filing the claim (the “Claimant”).

(a)    In General. Notice of a denial of benefits (other than Disability benefits) will be provided within ninety (90) days of the Committee’s receipt of the Claimant’s claim for benefits. If the Committee determines that it needs additional time to review the claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial ninety (90) day period. The extension will not be more than ninety (90) days from the end of the initial ninety (90) day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Committee expects to make a decision.

(b)    Disability Benefits. Notice of denial of Disability benefits will be provided within forty-five (45) days of the Committee’s receipt of the Claimant’s claim for Disability benefits. If the Committee determines that it needs additional time to review the Disability claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial forty-five (45) day period. If the Committee determines that a decision cannot be made within the first extension period due to matters beyond the control of the Committee, the time period for making a determination may be further extended for an additional thirty (30) days. If such an additional extension is necessary, the Committee shall notify the Claimant prior to the expiration of the initial thirty (30) day extension. Any notice of extension shall indicate the circumstances necessitating the extension of time, the date by which the Committee expects to furnish a notice of decision, the specific standards on which such entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and any additional information needed to resolve those issues. A Claimant will be provided a minimum of forty-five (45) days to submit any necessary additional information to the Committee. In the event that a thirty (30) day extension is necessary due to a Claimant’s failure to submit information necessary to decide a claim, the period for furnishing a notice of decision shall be tolled from the date on which the notice of the extension is sent to the Claimant until the earlier of the date the Claimant responds to the request for additional information or the response deadline.

(c)    Contents of Notice. If a claim for benefits is completely or partially denied, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language. The notice shall (i) cite the pertinent provisions of the Plan document and (ii) explain, where appropriate, how the Claimant can perfect the claim, including a description of any additional material or information necessary to complete the claim and why such material or information is necessary. The claim denial also shall include an explanation of the claims review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse decision on review. In the case of a complete or partial denial of a Disability benefit claim, the notice shall provide a statement that the Committee will provide to the Claimant, upon request and free of charge, a copy of any internal rule, guideline, protocol, or other similar criterion that was relied upon in making the decision.

12.2    Appeal of Denied Claims. A Claimant whose claim has been completely or partially denied shall be entitled to appeal the claim denial by filing a written appeal with a committee designated to hear such appeals (the “Appeals Committee”). A Claimant who timely requests a review of the denied claim (or his or her authorized representative) may review, upon request and free of charge, copies of all documents, records and other information relevant to the denial and may submit written comments, documents, records and other information relevant to the claim to the Appeals Committee. All written comments, documents, records, and other information shall be considered “relevant” if the information (i) was relied upon in making a benefits determination, (ii) was submitted, considered or generated in the course of making a benefits decision regardless of whether it was relied upon to make the decision, or (iii) demonstrates compliance with administrative processes and safeguards established for making benefit decisions. The Appeals Committee may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal.

(a)    In General. Appeal of a denied benefits claim (other than a Disability benefits claim) must be filed in writing with the Appeals Committee no later than sixty (60) days after receipt of the written notification of such claim denial. The Appeals Committee shall make its decision regarding the merits of the denied claim within sixty (60) days following receipt of the appeal (or within one hundred and twenty (120) days after such receipt, in a case where there are special circumstances requiring an extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review. The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

(b)    Disability Benefits. Appeal of a denied Disability benefits claim must be filed in writing with the Appeals Committee no later than one hundred eighty (180) days after receipt of the written notification of such claim denial. The review shall be conducted by the Appeals Committee (exclusive of the person who made the initial adverse decision or such person’s subordinate). In reviewing the appeal, the Appeals Committee shall (i) not afford deference to the initial denial of the claim, (ii) consult a medical professional who has appropriate training and experience in the field of medicine relating to the Claimant’s disability and who was neither consulted as part of the initial denial nor is the subordinate of such individual and (iii) identify the medical or vocational experts whose advice was obtained with respect to the initial benefit denial, without regard to whether the advice was relied upon in making the decision. The Appeals Committee shall make its decision regarding the merits of the denied claim within forty-five (45) days following receipt of the appeal (or within ninety (90) days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review. Following its review of any additional information submitted by the Claimant, the Appeals Committee shall render a decision on its review of the denied claim.

(c)    Contents of Notice. If a benefits claim is completely or partially denied on review, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language.

The decision on review shall set forth (i) the specific reason or reasons for the denial, (ii) specific references to the pertinent Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, or other information relevant (as defined above) to the Claimant’s claim, and (iv) a statement describing any voluntary appeal procedures offered by the plan and a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

(d)    For the denial of a Disability benefit, the notice will also include a statement that the Appeals Committee will provide, upon request and free of charge, (i) any internal rule, guideline, protocol or other similar criterion relied upon in making the decision, (ii) any medical opinion relied upon to make the decision and (iii) the required statement under Section 2560.503-1(j)(5)(iii) of the Department of Labor regulations.

12.3    Claims Appeals Upon Change in Control. Upon a Change in Control, the Appeals Committee, as constituted immediately prior to such Change in Control, shall continue to act as the Appeals Committee. Upon such Change in Control, the Bank may not remove any member of the Appeals Committee, but may replace resigning members if 2/3rds of the members of the Board of Directors of the Company and a majority of Participants and Beneficiaries with Account Balances consent to the replacement.

The Appeals Committee shall have the exclusive authority at the appeals stage to interpret the terms of the Plan and resolve appeals under the Claims Procedure.

The Bank shall with respect to the Committee identified under this Section, (i) pay its proportionate share of all reasonable expenses and fees of the Appeals Committee, (ii) indemnify the Appeals Committee (including individual committee members) against any costs, expenses and liabilities including, without limitation, attorneys’ fees and expenses arising in connection with the performance of the Appeals Committee hereunder, except with respect to matters resulting from the Appeals Committee’s gross negligence or willful misconduct and (iii) supply full and timely information to the Appeals Committee on all matters related to the Plan, any rabbi trust, Participants, Beneficiaries and Accounts as the Appeals Committee may reasonably require.

12.4    Legal Action. A Claimant may not bring any legal action, including commencement of any arbitration, relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures.

If a Participant or Beneficiary prevails in a legal proceeding brought under the Plan to enforce the rights of such Participant or any other similarly situated Participant or Beneficiary, in whole or in part, the Bank shall reimburse such Participant or Beneficiary for all legal costs, expenses, attorneys’ fees and such other liabilities incurred as a result of such proceedings. If the legal proceeding is brought in connection with a Change in Control, or a “change in control” as defined in a rabbi trust described in Section 11.2, the Participant or Beneficiary may file a claim directly with the trustee for reimbursement of such costs, expenses and fees. For purposes of the preceding sentence, the amount of the claim shall be treated as if it were an addition to the Participant’s or Beneficiary’s Account Balance.

12.5    Discretion of Appeals Committee. All interpretations, determinations and decisions of the Appeals Committee with respect to any claim shall be made in its sole discretion, and shall be final and conclusive.

12.6    Arbitration.

Any claim or controversy between the Bank and a Participant or Beneficiary is not resolved through the claims procedure set forth in Article XII, such claim shall be submitted to and resolved exclusively by expedited binding arbitration by a single arbitrator. Arbitration shall be conducted in accordance with the following procedures:

The complaining party shall promptly send written notice to the other party identifying the matter in dispute and the proposed remedy. Following the giving of such notice, the parties shall meet and attempt in good faith to resolve the matter. In the event the parties are unable to resolve the matter within twenty one (21) days, the parties shall meet and attempt in good faith to select a single arbitrator acceptable to both parties. If a single arbitrator is not selected by mutual consent within ten (10) Business Days following the giving of the written notice of dispute, an arbitrator shall be selected from a list of nine persons each of whom shall be an attorney who is either engaged in the active practice of law or recognized arbitrator and who, in either event, is experienced in serving as an arbitrator in disputes between employers and employees, which list shall be provided by the main office of the American Arbitration Association (“AAA”). If, within three (3) Business Days of the parties’ receipt of such list, the parties are unable to agree on an arbitrator from the list, then the parties shall each strike names alternatively from the list, with the first to strike being determined by the flip of a coin. After each party has had four strikes, the remaining name on the list shall be the arbitrator. If such person is unable to serve for any reason, the parties shall repeat this process until an arbitrator is selected.

Unless the parties agree otherwise, within sixty (60) days of the selection of the arbitrator, a hearing shall be conducted before such arbitrator at a time and a place agreed upon by the parties. In the event the parties are unable to agree upon the time or place of the arbitration, the time and place shall be designated by the arbitrator after consultation with the parties. Within thirty (30) days of the conclusion of the arbitration hearing, the arbitrator shall issue an award, accompanied by a written decision explaining the basis for the arbitrator’s award.

In any arbitration hereunder, the Bank and Participant or Beneficiary shall each pay one-half of all administrative fees of the arbitration and all fees of the arbitrator, except that the Participant or Beneficiary may, if he/she/it wishes, pay up to one-half of those amounts. Each party shall pay its own attorneys’ fees, costs, and expenses, unless the arbitrator orders otherwise. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled, to the extent permitted by law, to reimbursement from the other party for all of the prevailing party’s costs (including but not limited to the arbitrator’s compensation), expenses, and attorneys’ fees. The arbitrator shall have no authority to add to or to modify this Plan, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall have no authority to add to or to modify this Plan, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy. The arbitrator shall, upon an appropriate motion, dismiss any claim without an evidentiary hearing if the party bringing the motion establishes that it would be entitled to summary judgment if the matter had been pursued in court litigation.

The decision of the arbitrator shall be final, binding, and non-appealable, and may be enforced as a final judgment in any court of competent jurisdiction.

This arbitration provision of the Plan shall extend to claims against any parent, subsidiary, or affiliate of each party, and, when acting within such capacity, any officer, director, shareholder, Participant, Beneficiary, or agent of any party, or of any of the above, and shall apply as well to claims arising out of state and federal statutes and local ordinances as well as to claims arising under the common law or under this Plan.

Notwithstanding the foregoing, and unless otherwise agreed between the parties, either party may apply to a court for provisional relief, including a temporary restraining order or preliminary injunction, on the ground that the arbitration award to which the applicant may be entitled may be rendered ineffectual without provisional relief.

Any arbitration hereunder shall be conducted in accordance with the Federal Arbitration Act: provided, however, that, in the event of any inconsistency between the rules and procedures of the Act and the terms of this Plan, the terms of this Plan shall prevail.

If any of the provisions of this Section 12.6(a) are determined to be unlawful or otherwise unenforceable, in the whole part, such determination shall not affect the validity of the remainder of this section and this section shall be reformed to the extent necessary to carry out its provisions to the greatest extent possible and to insure that the resolution of all conflicts between the parties, including those arising out of statutory claims, shall be resolved by neutral, binding arbitration. If a court should find that the provisions of this Section 12.6(a) are not absolutely binding, then the parties intend any arbitration decision and award to be fully admissible in evidence in any subsequent action, given great weight by any finder of fact and treated as determinative to the maximum extent permitted by law.

The parties do not agree to arbitrate any putative class action or any other representative action. The parties agree to arbitrate only the claims(s) of a single Participant or Beneficiary.

ARTICLE XIII
    General Provisions

13.1    Assignment. No interest of any Participant, spouse or Beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any Participant, spouse or Beneficiary.

The Company and Bank may assign any or all of its liabilities under this Plan in connection with any restructuring, recapitalization, sale of assets or other similar transactions affecting a Participating Employer without the consent of the Participant.

13.2    No Legal or Equitable Rights or Interest. No Participant or other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the service of the Bank. The right and power of the Bank to dismiss or discharge an Employee is expressly reserved. The Bank makes no representations or warranties as to the tax consequences to a Participant or a Participant’s beneficiaries resulting from a deferral of income pursuant to the Plan.

13.3    No Employment Contract. Nothing contained herein shall be construed to constitute a contract of employment between an Employee and the Bank.

13.4    Notice. Any notice or filing required or permitted to be delivered to the Committee under this Plan shall be delivered in writing, in person, or through such electronic means as is established by the Committee. Notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Written transmission shall be sent by certified mail to:

Chairman, Board of Directors

First National Community Bancorp, Inc.

102 East Drinker Street

Dunmore, Pennsylvania 18512

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing or hand- delivered, or sent by mail to the last known address of the Participant.

13.5    Headings. The headings of Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

13.6    Invalid or Unenforceable Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Committee may elect in its sole discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

13.7    Lost Participants or Beneficiaries. Any Participant or Beneficiary who is entitled to a benefit from the Plan has the duty to keep the Committee advised of his or her current mailing address. If benefit payments are returned to the Plan or are not presented for payment after a reasonable amount of time, the Committee shall presume that the payee is missing. The Committee, after making such efforts as in its discretion it deems reasonable and appropriate to locate the payee, shall stop payment on any uncashed checks and may discontinue making future payments until contact with the payee is restored.

13.8    Facility of Payment to a Minor. If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Committee may, in its discretion, make such distribution (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or committee or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Committee, the Bank, and the Plan from further liability on account thereof.

13.9    Governing Law. To the extent not preempted by ERISA, the laws of Commonwealth of Pennsylvania shall govern the construction and administration of the Plan.

IN WITNESS WHEREOF, the undersigned executed this Plan as of the 1st day of October, 2015, to be effective as of the Effective Date.

The First National Community Bank

By:	Dominick DeNaples	(Print Name)

Its:	Chairman of the Board	(Title)

(Signature)

FIRST AMENDMENT
TO THE

FIRST NATIONAL COMMUNITY BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS FIRST AMENDMENT to the First National Community Bank Supplemental Executive Retirement Plan (the “Plan”) is made this 15th day of January, 2017, by FNCB Bank (the “Bank”), formerly known as First National Community Bank, a state-chartered bank organized and existing under the laws of the Commonwealth of Pennsylvania.

RECITALS:

WHEREAS, First National Community Bank adopted the Plan on October 1, 2015; and

WHEREAS, First National Community Bank converted to a Pennsylvania state-chartered bank and changed its name to FNCB Bank on June 29, 2016; and

WHEREAS, the conversion and name change will have no impact on the Plan and the Bank will continue to perform all obligations under the Plan as the plan sponsor; and

WHEREAS, the Bank has the authority to amend the Plan under Article X; and

WHEREAS, the Bank now deems it desirable to amend the Plan to reflect the change of sponsorship of the Plan from First National Community Bank to the Bank;

NOW, THEREFORE, the Plan is hereby amended as follows:

1. By renaming the Plan the “FNCB Bank Supplemental Executive Retirement Plan;”

2. By deleting the phrase “First National Community Bank Supplemental Executive Retirement
         Plan” and inserting in its place “FNCB Bank Supplemental Executive Retirement Plan” wherever the former phrase occurs in the Plan;

3. By deleting the phrase “First National Community Bank” and inserting in its place “FNCB Bank”
         wherever the former phrase occurs in the Plan.

4.         By amending and restating Section 8.3 in its entirety as follows:

8.3                                                               Interest Credits.                                             The Account Balance shall be credited with interest on December 31 of each calendar year. For purposes of the Interest Credit, the Account Balance shall include all Bank Contributions credited to the Participant’s Account on the applicable December 31. The annual amount of interest credited on the Account Balance shall be computed using an annual interest rate equal to the average ten-year Treasury Bill rate in effect on and between December 1 and December 15 of the Plan Year to which the rate of interest applies with a minimum rate of 3%.

Except as otherwise amended by this First Amendment, all provisions of the Plan shall remain in full force and effect and the Plan and this First Amendment shall be construed together and considered one and the same agreement.

IN WITNESS WHEREOF, the Bank executes this First Amendment as of the date first written above.

 FNCB BANK:

                By:

                Printed Name:

                Title:

                SECOND AMENDMENT

TO THE

FNCB BANK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS SECOND AMENDMENT to the FNCB Bank Supplemental Executive Retirement Plan (the “Plan”) is made November 30, 2022, by FNCB Bank (the “Bank”), a state-chartered bank organized and existing under the laws of the Commonwealth of Pennsylvania.

RECITALS:

A.    The Plan was adopted by First National Community Bank on October 1, 2015; and was subsequently amended on January 15, 2017.

B.    The Bank changed its name from First National Community Bank to FNCB Bank on June 29, 2016.

C.    The Bank has the authority to amend the Plan under Article X.

D.    The Bank desires to amend the Plan to modify the Disability definition and to clarify the commencement dates of Separation from Service benefits.

NOW, THEREFORE, the Plan is hereby amended as follows:

Section 2.20 is replaced in its entirety with the following:

2.20 Disabled. Disabled shall be defined as a condition of a Participant whereby he or she either: (a) has been deemed disabled by the Social Security Administration or (b) determined to be disabled in accordance with a disability insurance program of the Bank that covers the Participant, provided that the definition of disability applied under such disability insurance program complies with Code Section 409A. Upon the request of the Plan Administrator, the Participant must submit proof to the Plan Administrator of the Social Security Administration’s or insurance provider’s determination.

Section 6.1(a) is replaced in its entirety with the following:

         (a)          Termination Benefit.

(i)

Upon a Participant’s Separation from Service (other than for Cause, death, or within twenty-four (24) months following a Change in Control) on or after attaining his or her Normal Retirement Age, the Participant shall be entitled to a Termination Benefit equal to his or her vested Account balance as of the date of Separation from Service, paid in accordance with the Participant’s distribution election. Payment will be made or commence the month following the Participant’s Separation from Service.

(ii)

Upon a Participant’s Separation from Service (other than for Cause, death, or within twenty-four (24) months following a Change in Control) prior to attaining his or her Normal Retirement Age, the Participant shall be entitled to a Termination Benefit equal to his or her vested Account balance as of the date of Separation from Service, paid in accordance with the Participant’s distribution election. Payment will be made or commence the month following the Participant’s Normal Retirement Age. In the event of the Participant’s death after Separation from Service but prior to the commencement of payment, the Participant’s vested Account balance as of the date of the Participant’s death will be paid to the Participant’s Beneficiary in a lump sum within ninety (90) days following the date of the Participant’s death.

Section 6.1(b) is replaced in its entirety with the following:

(b) Disability Benefit. Upon a Participant’s Disability, he or she shall be entitled to a Disability Benefit. The Disability Benefit shall be equal to the value of the Account as of the date on which the Disability occurs and will be paid in the following month in a lump sum.

Except as otherwise amended by this Second Amendment, all provisions of the Plan shall remain in full force and effect and the Plan and all amendments shall be construed together and considered one and the same agreement.

The Bank executes this Second Amendment as of the date first written above.

FNCB BANK:

                By: _________________________________

                Printed Name:

                Title: ________________________________